SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported)    March 26, 1999



                            KEYSTONE FINANCIAL, INC.
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       (Exact name of registrant as specified in its charter)


       Pennsylvania                0-11460                   23-2289209
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State or other jurisdiction   (Commission File Number) (IRS Employer ID No.)
 of incorporation)


     One Keystone Plaza, P.O. Box 3660, Harrisburg,  Pennsylvania 17105-3660
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        (Address of principal executive offices)                  (ZIP CODE)



Registrant's telephone number including area code:      (717) 233-1555




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Item 5.     Other Events

            The following document is filed as an exhibit to this Form 8-K:

                  I.    Press Release of Keystone Financial, Inc.
                        dated March 29, 1999.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            ---------------------------
                            Keystone Financial, Inc.
                                         (Registrant)





Date:    March 29, 1999    /s/  Donald F. Holt
                           ---------------------------
                           Executive Vice President &
                            Chief Financial Officer






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EXHIBIT INDEX

Exhibit No.       Description
----------        ---------------

  99.1            Press Release of Keystone Financial, Inc. dated
                  March 29, 1999.




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                                               For Further Information, Contact:

                                               Donald F. Holt,
                                               Executive Vice President &
                                               Chief Financial Officer
                                               (717) 231-5704

KEYSTONE FINANCIAL (KSTN) Keystone Financial Announces New Share Buyback Plan; Declares Quarterly Cash Dividend

HARRISBURG, Penn. -- (BUSINESS WIRE) -- March 29, 1999 -- Keystone Financial, Inc. (NASDAQ, NMS: KSTN), the fourth largest financial institution headquartered in Pennsylvania, today announced a newly approved plan for repurchasing up to one million shares of common stock. Shares repurchased under the plan are to be held as treasury stock for various corporate programs, including the funding of existing employee benefit plans. This latest share repurchase plan follows a recently completed three million share buyback plan announced in November, 1998.

In a separate action, the board of directors declared a regular cash dividend of 29 cents per share, payable April 20, 1999, to shareholders of record on April 9, 1999.

Keystone Financial, Inc., with assets of approximately $7 billion is the holding company for Keystone Financial Bank. Keystone also operates Martindale Andres & Co., an investment management services provider; Keystone Financial Mortgage Co.; MMC&P, a retirement benefit services firm; Keystone Brokerage, Inc., offering full service investment planning and discount brokerage; and a 24-hours a day, seven days a week Telephone Banking Center.

For more information, visit the company's web site on the Internet at www.keyfin.com.



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